Exhibit 10.4

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT dated as of August 30, 2004 made by Affiliated Managers Group, Inc., a Delaware corporation (the “Pledgor”), to The Bank of New York, as agent (together with any successor agent, the “Agent”) for the Bridge Lenders (as defined below) (the Agent and the Bridge Lenders, collectively, the “Secured Parties”).

RECITALS

(1)           The Pledgor has consummated its offer to purchase for cash any and all of its outstanding 6% Senior Notes due 2006, originally issued by the Pledgor as a constituent of the Income PRIDES (the “Senior Notes”), by purchasing all of the Senior Notes tendered pursuant to the terms thereof (such offer to purchase, the “Tender Offer”).  Pursuant to the terms of the Tender Offer, $50,744,135.04 of the cash payable to tendering holders of such Senior Notes has been used to purchase principal strips of U.S. Treasury securities with the CUSIP No. 912803AB9 (all such purchased U.S. Treasury securities, the “Treasury Strips”).  Upon consummation of the Tender Offer, the Pledgor issued Growth PRIDES, CUSIP No. 008252603 (the “Growth PRIDES”), to the tendering holders of such Senior Notes that were not previously separated from the related Income PRIDES, which securities consist of (a) Purchase Contracts (as such term is defined the Purchase Contract Agreement, dated as of December 21, 2001 (such agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time, the “Purchase Contract Agreement”)), between the Pledgor and The Bank of New York (as successor purchase contract agent pursuant to the Instrument of Resignation, Appointment and Acceptance dated January 15, 2003 among the Company, Wachovia Bank, National Association, and The Bank of New York (the “Instrument of Registration”)), as purchase contract agent thereunder (The Bank of New York in such capacity, the “Purchase Contract Agent” and such Purchase Contracts, the “Growth PRIDES Purchase Contracts”), and (b) that number of Treasury Strips comprising the amount required to be delivered to release the Senior Notes from the pledge arrangement under the Income PRIDES (such Treasury Strips, the “Conveyed Securities”).  Pursuant to the terms of the Purchase Contract Agreement, the Conveyed Securities are subject to the security interest granted to the Pledgor under the Pledge Agreement, dated as of December 21, 2001 (as amended, supplemented or otherwise modified in accordance with its terms from time to time, the “Holders Pledge Agreement”), between the Pledgor and The Bank of New York (as successor collateral agent, custodial agent, securities intermediary and Purchase Contract Agent pursuant to the Instrument of Resignation), as collateral agent, custodial agent, securities intermediary and purchase contract agent thereunder, which security interest in the Conveyed Securities secures, inter alia, the payment and performance of the Growth PRIDES Purchase Contracts.

(2)           Pursuant to the Pledge Agreement, the Pledgor has security entitlements (the “Pledged Security Entitlements”) with respect to financial assets (the “Pledged Financial Assets”) (a) that consist of all cash and other property credited from time to time to Pledgor’s account, account no. 293629, maintained in the name “The Bank of New York, as agent, for the secured parties under the Pledge Agreement dated as of August 30, 2004 made by Affiliated

Managers Group, Inc.” (such account and any successor securities accounts thereto, the “Pledgor’s Securities Account”), with BNY at its office at 101 Barclay Street, Fl. 8W, New York, New York, and (b) that consist of the Conveyed Securities and all cash and other property paid or otherwise delivered in respect thereof and credited from time to time to the account maintained on behalf of the holders of Growth PRIDES, account no. 293627 in the name “The Bank of New York, as Purchase Contract Agent on behalf of the holders of certain securities of Affiliated Managers Group, Inc., Collateral Account subject to the security interest of The Bank of New York, as Collateral Agent, for the benefit of Affiliated Managers Group, Inc., as pledgee” (such account and any successor securities accounts thereto, the “PRIDES Securities Account”, and together with the Pledgor’s Securities Account, the “Securities Accounts” and each a “Securities Account”), with BNY at its office at 101 Barclay Street, Fl. 8W, New York, New York.

(3)           The Pledgor is entering into a Credit Agreement, dated as of the date hereof (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Bridge Loan Agreement”), among the Pledgor, as borrower, the Agent, as administrative agent, and the other lenders from time to time parties thereto (collectively, the “Bridge Lenders”).  Pursuant to the Bridge Loan Agreement, the Bridge Lenders have agreed to make loans and otherwise extend credit to the Pledgor, the proceeds of which loans may be used by the Pledgor to finance or refinance the purchase by the Pledgor of the Senior Notes pursuant to the Tender Offer.  It is a condition precedent to the Bridge Lenders making any loans or otherwise extending any credit to the Pledgor that the Pledgor execute and deliver to the Agent this Agreement for the benefit of the Secured Parties.

(5)           Unless otherwise defined in this Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York (the “UCC”) and/or the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations.  The term “Federal Book Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bonds, notes, bills and other securities (as defined therein) and Subpart D (“Additional Provisions”) of 31 C.F.R Part 357, 31 C.F.R. §357.2, §357.10 through § 357.14 and §357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Grant of Security.  The Pledgor hereby assigns and pledges to the Agent for the ratable benefit of the Secured Parties, and hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in, the Pledgor’s right, title and interest in and to the following, in each case whether now owned or hereafter acquired by the Pledgor and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)         the Securities Accounts, the Pledged Security Entitlements with respect to the Pledged Financial Assets from time to time credited to any Securities Account, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets;

(b)        all accounts, payment intangibles and other general intangibles of the Pledgor arising in respect of the Growth PRIDES Purchase Contracts;

(c)         the following rights and claims under and with respect to each of the Purchase Contract Agreement and the Holders Pledge Agreement (collectively, the “Assigned Agreements”) and the Growth PRIDES Purchase Contracts: (i) all rights of the Pledgor to receive moneys due and to become due under or pursuant to the Assigned Agreements and the Growth PRIDES Purchase Contracts, (ii) all rights of the Pledgor to receive proceeds of any indemnity, warranty or guaranty, (iii) all claims of the Pledgor for damages arising out of or for breach of or default under the Assigned Agreements and the Growth PRIDES Purchase Contracts, and (iv) the right of the Pledgor to compel performance and otherwise exercise all remedies under the Assigned Agreements and the Growth PRIDES Purchase Contracts, in the case of each of subclauses (i) through (iv) with respect to the Assigned Agreements, solely with respect to the Collateral described in the preceding clauses (a) and (b);

(d)        all proceeds of any and all of the Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (c) of this Section 1 and this clause (d)) and, to the extent not otherwise included, all (i) payments with respect to any of the foregoing Collateral and (ii) cash received in respect of any of the foregoing Collateral; provided that the inclusion of such proceeds in the Collateral shall not be deemed to be a consent by the Secured Parties to any sale or other disposition of any Collateral not otherwise specifically permitted or contemplated by the terms hereof or of the other Loan Documents.

Notwithstanding anything to the contrary herein, the security interest granted under this Section 1 is subject to the terms of the Assigned Agreements and the Growth PRIDES Purchase Contracts, including, without limitation, Article V of the Purchase Contract Agreement.

Section 2.  Security for Obligations.  This Agreement secures the payment and performance of all Obligations (as defined below) now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.  For the purposes of this Agreement, “Obligations” shall mean, (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations of the Pledgor now existing or hereafter incurred under, arising out of or in connection with the Bridge Loan Agreement, the promissory note(s) issued by the Pledgor thereunder, and each other agreement, instrument and document delivered thereunder or in connection therewith (collectively, the “Loan Documents”) and the due performance and compliance by the Pledgor with the terms of each such Loan Document; (b) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its security interest in the Collateral; (c) in the event of any proceeding for the collection or enforcement of any obligations or liabilities, after an Event of Default (as defined below) shall have occurred and be continuing, the reasonable expenses of holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and (d) all amounts paid by any indemnitee as to which such indemnitee has the right to reimbursement under this Agreement.

Section 3.  Delivery and Control of Collateral.  With respect to any Collateral in which the Pledgor has any right, title or interest and that constitutes a security entitlement (including, without limitation, the Pledged Securities Entitlements), the Pledgor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in writing with the Pledgor and the Agent that such securities intermediary will comply with entitlement orders originated by the Agent without further consent of the Pledgor, such agreement to be in substantially the form of Exhibit A hereto or otherwise in form and substance satisfactory to the Agent (such agreement being a “Control Agreement”).

Section 4.  Representations and Warranties.  The Pledgor represents and warrants as follows:

(a)         The Pledgor is the legal and beneficial owner of the Collateral (other than the interests of the holders of Growth PRIDES in the Treasury Strips credited to the PRIDES Securities Account) free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement and the Liens created thereon pursuant to the Holders Pledge Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Pledgor as debtor is on file in any recording office, except such as may have been filed in favor of the Agent relating to the Loan Documents or as otherwise relating to the Liens created thereon pursuant to the Holders Pledge Agreement.

(b)        The Assigned Agreements, true and complete copies of which have been furnished to the Agent, and the Growth PRIDES Purchase Contracts have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified except as evidenced by such copies so furnished, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms.  There exists no default under any Assigned Agreement or Growth PRIDES Purchase Contract by any party thereto.

(c)         All of the investment property constituting Pledged Financial Assets in which the Pledgor has or will have any interest are and will be maintained in the Securities Accounts.

(d)        All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral securing the Obligations.

(e)         No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i)

the grant by the Pledgor of the assignment, pledge and security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) the perfection or maintenance of the assignment, pledge and security interest created hereunder (including the first priority nature of such assignment, pledge or security interest), or (iii) for the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

(f)            As of the date hereof:

(i)            The exact legal name of the Pledgor, as such name appears on its certificate of incorporation, is “Affiliated Managers Group, Inc.” and the Pledgor had no other legal name within the past five years.

(ii)           The Pledgor has not changed its identity or corporate structure in any way within the past five years, including by merger, consolidation or acquisition and any change in its form, nature or jurisdiction of organization.

(iii)          The Pledgor (and no division or other business unit of the Pledgor) has not used any name other than as set forth in Section 4(f)(i) (including trade names or similar appellations) in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(iv)          The Organizational Identification Number, if any, issued by the jurisdiction of incorporation of the Pledgor is: 2365895.

(v)           The chief executive office of the Pledgor is located at the address at: 600 Hale Street, Prides Crossing, Massachusetts  01965, and the Pledgor does not maintain any books or records relating to any Collateral at any other location.

Section 5.  Assigned Agreements and Growth PRIDES Purchase Contracts.

(a)         The Pledgor will at its expense:

(i)            perform and observe all terms and provisions of the Assigned Agreements and the Growth PRIDES Purchase Contracts to be performed or observed by it, maintain the Assigned Agreements and the Growth PRIDES Purchase Contracts in full force and effect, enforce the Assigned Agreements and the Growth PRIDES Purchase Contracts in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Agent; and

(ii)           furnish to the Agent promptly upon receipt thereof copies of all notices, requests and other documents received by it under or pursuant to the Assigned Agreements and the Growth PRIDES Purchase Contracts, and from time to time (A) furnish to the Agent such information and reports regarding the Assigned Agreements and the Growth PRIDES Purchase Contracts as the Agent may reasonably request and (B) upon request of the Agent, make to each other party to any Assigned

Agreement or any holder of any Growth PRIDES Purchase Contract such demands and requests for information and reports or for action as the Pledgor is entitled to make thereunder.

(b)        The Pledgor agrees that it will not:

(i)            cancel or terminate any Assigned Agreement or any Growth PRIDES Purchase Contract or consent to or accept any cancellation or termination thereof other than in accordance with the terms of such Assigned Agreement or the Growth PRIDES Purchase Contracts;

(ii)           amend, amend and restate, supplement or otherwise modify any Assigned Agreement or any Growth PRIDES Purchase Contract or give any consent, waiver or approval thereunder if the same would materially and adversely affect the security interest granted hereunder, or the other interests hereunder of the Agent and the other Secured Parties hereunder;

(iii)          waive any default under or breach of any Assigned Agreement or any Growth PRIDES Purchase Contract without the prior written consent of the Agent; or

(iv)          take any other action in connection with any Assigned Agreement or any Growth PRIDES Purchase Contract that would impair the value of the interests or rights of the Pledgor thereunder or that would impair the interests or rights of any Secured Party.

Section 6.  Further Assurances; Authorization to File Financing Statements.

(a)         The Pledgor agrees that from time to time, at its expense, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by the Pledgor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b)        The Pledgor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral of the Pledgor without the signature of the Pledgor where permitted by law.

Section 7.  Transfers and Other Liens; Additional Shares.  The Pledgor agrees that it will not (a) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than the conveyance of the Treasury Strips in accordance with the terms hereof and of the Purchase Contract Agreement and the Holders Pledge Agreement; or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created under this Agreement and Liens arising under the Holders Pledge Agreement.

Section 8.  Agent May Perform.  If the Pledgor fails to perform or observe any of the terms, conditions, covenant and agreements to be observed or performed by it hereunder, the

Agent may do the same or cause it to be done or performed or observed, either in its name or in the name and on behalf of the Pledgor or take such other action, as the Agent deems reasonably necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof and the Pledgor hereby authorizes the Agent to do so, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 11(b) hereof.

Section 9.  The Agent’s Duties.  The powers conferred on the Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the obligation to use reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

Section 10.  Remedies.  If any “Event of Default” (as such term is defined under the Bridge Loan Agreement) (each, an “Event of Default”) shall have occurred and be continuing:

(a)         The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) without notice except as specified below sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of the Pledgor under or in connection with the Assigned Agreements, the Growth PRIDES Purchase Contracts or otherwise in respect of the Collateral.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Notwithstanding anything in this Agreement to the contrary, the Agent may not take any action with respect to any Collateral that the Pledgor is not entitled to take with respect to such Collateral, and prior to being required to take any action hereunder, the Pledgor shall be entitled to receive written notice of such request, and, at its expense, to obtain advice of counsel satisfactory to it that any such action to be taken by it pursuant to the Agent’s request is permitted under the terms of the Growth PRIDES Purchase Contracts, the Assigned Agreements and/or any other indenture, agreement, instrument or document relating thereto.

(b)        Any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall, at any time after payment of any amounts payable to the Agent pursuant to Section 11 hereof, be applied by the Agent for the ratable benefit of the Secured Parties against all or any part of the Obligations, as provided herein.

(c)         All payments received by the Pledgor under or in connection with any Growth PRIDES Purchase Contract, any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement), to the Agent’s account no. [                       ], ABA#[                       ], in the name of the Agent, maintained at its office located at One Wall Street, New York, NY 10286, Attn: Diane Scott, or such other account(s) as the Agent may instruct by written notice delivered in accordance with Section 14 hereof.

Section 11.  Indemnity and Expenses.

(a)         The Pledgor agrees to indemnify, defend and save and hold harmless each Secured Party, each of their respective affiliates and the respective officers, directors, employees, agents and advisors of the foregoing (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b)        The Pledgor will pay to the Agent upon demand the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent and/or the other Secured Parties hereunder or (iv) the failure by the Pledgor to perform or observe any provision hereof.

(c)         The Pledgor hereby authorizes the Secured Parties, if and to the extent any amount payable by the Pledgor under the Bridge Loan Agreement is not otherwise paid when due, to charge such amount against any or all of the Bank Accounts of the Pledgor with the Secured Parties or any of its Affiliates, with the Pledgor remaining liable for any deficiency.

(d)        Except as otherwise provided herein, the Agent may exercise its rights and remedies under the Security Documents (i) without resistance or interference by the Pledgor, (ii) without payment of any kind to the Pledgor and (iii) for the account, and at the expense, of the Pledgor.

(e)         The Pledgor waives (i) the right to assert in any action or proceeding between it and the Secured Parties any offsets or counterclaims that it may have, and (ii) all rights to the marshalling of assets.

Section 12.  Amendments; Waivers; Etc.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Agent (or, to the extent required by the Bridge Loan Agreement, the required number or percentage of the Bridge Lenders, as applicable).  Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given.  No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Agent under this Agreement or applicable law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Agent under this Agreement or applicable law.

Section 13.  Payments; Application of Collateral.  All payments made hereunder to the Agent or any other Secured Party, including, without limitation, the application of proceeds of the Collateral and any of it, shall be applied by the Agent against payment of the Obligations as provided in the Bridge Loan Agreement, and if not expressly provided therein, in the sole judgment and discretion of the Agent.

Section 14.  Notices; Etc.  All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, sent by facsimile or delivered to any party, addressed to it at its address set forth opposite its name on the signature pages hereto or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and other communications shall be effective five Business Days after being deposited in the U.S. mails, postage prepaid, when sent by facsimile and electronic confirmation of receipt is received (except that any notice received during non-business hours shall be deemed received at the next time the relevant location of the recipient if open for business) or when delivered (or delivery is refused), in each case addressed as aforesaid, provided that notices and other communications to the Agent shall not be effective until received by the Agent.

Section 15.  Release; Termination.  Upon the payment in full in cash of the Obligations, the pledge, assignment and security interest granted hereunder shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such termination, the Agent will, at the Pledgor’s expense, promptly execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.  The Pledgor shall have no authority to file termination, release or other amendments to financing statements without specific written authorization from the Agent.

Section 16.  Obligations Absolute.  The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) subject to the terms of the Purchase Contracts, including, as provided in Section 5.7 of the Purchase Contract Agreement, any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Person; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document; or (c) any amendment to or modification of any Loan Document or any security for any of the Obligations whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

Section 17.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.  Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement shall be effective as delivery of an original executed counterpart thereof.

Section 18.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 19.  WAIVER OF JURY TRIAL; VENUE.  EACH OF THE AGENT, THE PLEDGOR AND (BY ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) EACH OTHER SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT OR ACTION OF THE AGENT OR ANY OTHER SECURED PARTY RELATING TO THE ADMINISTRATION OF OR ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS CONTEMPLATED HEREBY, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, INDIRECT, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE PLEDGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY OTHER SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY OTHER SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE OTHER SECURED PARTIES TO ENTER INTO THIS AGREEMENT.  THE PLEDGOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH of MANHATTAN, NEW YORK AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE PLEDGORS, BY MAIL AT THE ADDRESS SPECIFIED PURSUANT TO IN SECTION 14.  THE PLEDGOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR

HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

Section 20.  Entire Agreement.  This Agreement embodies the entire agreement among the Pledgor, the Agent and the other Secured Parties relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Section 21.  Successors and Assigns.  All of the provisions of this Agreement shall be binding on and inure to the benefit of the parties thereto and their respective successors and assigns.

IN WITNESS WHEREOF, each the Pledgor and the Agent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices:	AFFILIATED MANAGERS GROUP, INC., as Pledgor

Attention: Chief Financial Officer
600 Hale Street	By:	/s/JOHN KINGSTON, III
Prides Crossing, MA 01965		John Kingston, III
Senior Vice President, General Counsel and Secretary

Address for Notices:	THE BANK OF NEW YORK, as Agent

	By:	/s/DIANE H. SCOTT
Name: Diane H. Scott
Title: Vice President

With a copy to:

THE BANK OF NEW YORK

101 Barclay Street, F1, 8W

New York, NY  10286

Attn: Kisha Holder